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                                  July 25, 1996

                                                                      13027-0026

Tencor Instruments
3333 Octavius Street
Santa Clara, California 95054

                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have acted as counsel to Tencor Instruments, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on July 25, 1996 for the purpose of registering under the Securities Act of 1933, as amended, an additional 2,050,000 shares of its no par value Common Stock (the "Shares"). The Shares are issuable under the Company's Amended and Restated 1993 Equity Incentive Plan, the Company's 1993 Employee Stock Purchase Plan, and the Company's 1993 Non-Employee Director Stock Plan (collectively the "Plans").

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

          In rendering our opinion, we have examined the following records, documents and instruments:

          (a) The Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of California as of July 18, 1996, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the
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Tencor Instruments                                                        Page 2
July 16, 1996


               Company relating to the Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

          (d)  The Registration Statement;

          (d)  The Plans; and

          (e) A letter from The First National Bank of Boston, the Company's transfer agent, dated July 24, 1996, as to the number of shares of the Company's common stock that were outstanding on July 23, 1996.

          This opinion is limited to the federal law of the United States of America and the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share, and (iii) all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, after payment therefore in the manner provided in the Plans and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              Heller Ehrman White & McAuliffe